UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 31, 2005

American Financial Realty Trust
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-31678	020604479
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1725 The Fairway, Jenkintown, Pennsylvania		19046
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	215-887-2280

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On October 31, 2005, our operating partnership, First States Group, L.P., entered into a contribution agreement, effective as of October 26, 2005, to acquire the 11% limited partnership interest in First States Partners II, L.P. (Partners II) not already owned by our operating partnership. Partners II is the entity that owns our 123 South Broad Street property in Philadelphia, Pennsylvania. Upon completion of the transaction contemplated by the contribution agreement, our operating partnership will own 100% of Partners II.

As of November 2, 2005, our operating partnership acquired 93.45% of such 11% limited partnership interest by issuing 279,719 limited partnership units in our operating partnership. We anticipate that by November 30, 2005 we will acquire the remainder of the 11% limited partnership interest in Partners II under the same terms by issuing approximately 19,539 limited partnership units in our operating partnership. The parties to the contribution agreement include Nicholas S. Schorsch, our President and Chief Executive Officer, and Meadow Court Trust, a trust controlled by Mr. Schorsch's spouse, Shelley D. Schorsch. Mr. Schorsch and Meadow Court Trust owned 5.01% and 0.81% of the limited partnership interest in Partners II, respectively, and by entering into the contribution agreement with our operating partnership they received 135,962 and 21,982 limited partnership units in our operating partnership, respectively, for their interests. The purchase price for the interest in Partners II was substantially equivalent to the purchase price that the operating partnership would have paid for such interest if it had acquired that interest at the same time that it acquired the 89% interest in Partners II in September 2002.

Certain statements in this current report constitute forward-looking statements within the meaning of the federal securities laws. You can identify these statements by our use of the words "expects," "anticipates," "estimates," "intends," "believes" and similar expressions that do not relate to historical information. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks and uncertainties which are, in some cases, beyond the Company's control and could materially affect actual results, performance or achievements. These risks and uncertainties include the risks detailed from time to time in the Company's filings with the Securities and Exchange Commission, and include, without limitation, changes in general economic conditions and the extent of any tenant bankruptcies and insolvencies; the Company's ability to maintain and increase occupancy; the Company's ability to timely lease or re-lease space at anticipated net effective rents; the cost and availability of debt and equity financing; and the Company's ability to acquire and dispose of certain of its assets from time to time on acceptable terms. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Financial Realty Trust

November 2, 2005	By:	Edward J. Matey Jr.

Name: Edward J. Matey Jr.
Title: Executive Vice President and General Counsel